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                                                                   EXHIBIT 99.4

                          PURCHASE AND SALE AGREEMENT

    THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), is entered into effective the 2nd day of May 2002, by and between Shell Pipeline Company LP, a Delaware limited partnership (formerly known as Equilon Pipeline Company LLC) and Equilon Enterprises LLC dba Shell Oil Products US, a Delaware limited liability company (individually "Shell Pipeline" or "SOP US" and collectively "Seller") and Plains All American Pipeline, L. P. ("Buyer"), a Delaware limited partnership. Seller and Buyer are hereinafter sometimes referred to individually as a "Party" or collectively as the "Parties." Other definitions used in this Agreement are found in Annex A attached hereto and made a part hereof.

    For and in consideration of the mutual covenants, obligations and benefits made and contained herein, the Parties agree as follows:

                                   Article 1

                               Purchase and Sale

    A. Subject to the terms and conditions set forth below, Seller agrees to sell, grant, transfer, assign and convey, and Buyer agrees to purchase, acquire, pay for and accept all of Seller's right, title and interest in and to the following real and personal property interests, other than the Excluded Assets (the "Property");

        (1) The crude oil pipeline systems shown on Exhibits "A" and "A-1 through "A-4", attached hereto and made a part hereof (the "Pipelines");

        (2) All of the partnership interests in Rancho Pipeline Holdings LP and Basin Pipeline Holdings LP (the "Companies"), including the general partners of each;

        (3) All real property interests described and shown on Exhibits "B-1" through "B-4" attached hereto and made a part hereof ("Real Property");

        (4) Rights-of-Way and Permits appurtenant to or associated with the Pipelines as further described on Exhibits "C-1" through "C-4", attached hereto and made a part hereof;

        (5) The Assigned Contracts as further described on Exhibits "D-1" through "D-4" attached hereto and made a part hereof;

        (6) Any and all pipe, pumps, motors, valves, fittings, miscellaneous equipment and facilities, and buildings associated with the Pipelines as further described on Exhibit "E-1" through "E-4" attached hereto and made a part hereof ("Equipment"); and

        (7)  Books and Records.

    B. The Property shall not include any real or personal property interests described on the attached Exhibits "F-1" through "F-4" (the "Excluded Assets"). In particular, Seller is not selling to Buyer any of its allowance oil or other oil held in inventory for Seller in any of the Pipelines or in the assets of the Companies. For all of the Excluded Assets, Buyer grants Seller a sixty (60) day right of access, commencing on the Effective Date, to remove such assets, in a reasonable, safe and prudent manner, from the Property.

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    C.  Buyer acknowledges that it shall have no rights with respect to the use of the names "Equilon Pipeline Company LLC", "Shell Pipeline Company LP" or "Equilon Enterprises LLC dba Shell Oil Products US" or any and all variations and derivatives thereof, all trademarks, service marks and logos associated therewith, nor any "Goodwill" associated with any of the foregoing. Within sixty (60) days after the Effective Date, Buyer shall remove or cause to be removed, all such names, marks or logos from wherever they may appear on the Property, including the removal of all Equilon Pipeline, Shell Pipeline or Equilon Enterprises line markers.

                                   Article 2

                                Purchase Price

    A. Price. The price to be paid by Buyer to Seller for the Property shall be three hundred fifteen million dollars ($315,000,000.00) (the "Purchase Price") payable at Closing (as defined below) less the Earnest Money held by Seller, by wire transfer in immediately available funds to an account to be designated by Seller.

    B. Earnest Money. As evidence of Buyer's ability to perform this Agreement and good faith intent to comply with the terms hereof, Buyer has deposited with Seller an amount equal to five percent (5%) of the Purchase Price as Earnest Money (hereinafter "Earnest Money"). The Earnest Money shall accrue interest at a per annum rate calculated on a daily basis using the three month treasury bill rate published in The Wall Street Journal for any applicable day (with the rate for any day for which a rate is not published being the rate most recently published). All references to Earnest Money shall include interest on the Earnest Money as calculated by using the preceding sentence.

    If the transaction fails to close because any of the conditions to Closing in Section 3A. is not satisfied, Seller will refund the Earnest Money to Buyer and Buyer and Seller shall each be relieved of all further liability hereunder. Provided, however, if Buyer violates the terms of this Agreement and such violation is not cured by Buyer within 30 days following written notice of such violation from Seller to Buyer, Seller shall be entitled to retain the Earnest Money, as liquidated damages and not as a penalty.

    Provided further, however, if Seller violates the terms of this Agreement and such violation is not cured by Seller within 30 days following written notice of such violation from Buyer to Seller, Seller shall return the Earnest Money to Buyer and shall also pay Buyer an additional fifteen million dollars ($15,000,000.00), as liquidated damages and not as a penalty and Buyer and Seller shall each be relieved of all further liability hereunder. The Parties agree that if another owner in either of the Basin or Rancho pipeline systems attempts to delay Closing by claiming that it was owed a right of first refusal, Buyer will grant Seller a reasonable time to cure the delay.

                                   Article 3

                                    Closing

    Closing shall take place on the first day of the month immediately following the month in which the waiting period(s) of the HSR Act expire at Seller's offices in Houston, Texas ("Closing"), or at such other time and place as agreed to in writing by the Parties. Control of operations, risk of loss, and transfer of title to the Property from Seller to Buyer shall be effective as of 7:00 a.m. local time on the Closing Date.

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    A.  Conditions to Closing.  Except as expressly waived by the Parties, the obligations of the Parties to close this transaction are subject to the complete satisfaction, prior to Closing, of each of the following conditions, which conditions the Parties intend to be conditions precedent to Seller's obligation to convey the Property and to Buyer's obligation to pay the Purchase
Price:

        (1) All representations and warranties of the Parties set forth in this Agreement shall be true in all material respects as of the Closing Date as if made on the Closing Date, and the Parties shall have performed all covenants and conditions required by this Agreement to be performed at or prior to Closing and shall have taken all other actions reasonably necessary to close this transaction.

        (2) No Law shall exist or shall have been enacted restricting or substantially delaying this transaction.

        (3) Neither Party shall have exercised any right it may have to terminate or refuse to close under this Agreement.

        (4) If in the judgment of either Seller or Buyer, the pre-merger notification requirements of the HSR Act are applicable to this transaction, then both Seller and Buyer shall file with the Federal Trade Commission and the Department of Justice their respective Notification and Report Forms and any supplemental information, if any, and will comply with the requirements of the HSR Act. The respective obligations of the Parties to consummate this transaction are expressly made subject to satisfactory compliance with the HSR Act, including the expiration of any waiting period(s) required thereunder.

        (5) If applicable, each Party shall have complied with the requirements of federal and state securities Laws.

        (6) No Casualty Loss shall have occurred prior to Closing, unless Buyer notifies Seller that it is willing to close despite the Casualty Loss. The term "Casualty Loss" shall mean any single event of loss or damage to the Property or any portion thereof which causes a Material Adverse Environmental Condition or a Material Defect.

        (7) Each Party shall have received a certificate, dated as of the Closing Date, signed by the other Party's Secretary or Assistant Secretary certifying the incumbency of the officers executing this Agreement on behalf of such Party and any documents to be executed and delivered by it at the Closing.

        (8) Seller shall have executed and delivered to Buyer the Conveyance Documents.

        (9) Seller shall have paid to Buyer the Seller's portion of the property Tax in accordance with Section 6.B.

    B. If any condition or obligation of a Party has not been satisfied or waived, and Closing has not occurred by the close of business on the Closing Date, the Party to whom said obligation is owed may terminate this Agreement immediately upon the giving of written notice thereof to the Party owing such obligation. Buyer shall return all records, maps, files, papers, and other property of Seller then in its possession, and except as provided in Section 2(B), neither Party shall hereafter have any liability under this Agreement. This provision shall not, however, apply to limit the liability of a Party who has willfully caused termination hereof by any act or failure to act in violation of the terms and provisions of this Agreement.

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                                   Article 4

                   Allocation of Proceeds and Purchase Price

    A. All proceeds attributable to the operation, ownership, use or maintenance of or otherwise relating to the Property prior to the Effective Date shall be the property of Seller and to the extent received by Buyer or its Affiliates, Buyer shall promptly and fully disclose, account for and transmit same to Seller. All proceeds attributable to the operation, ownership, use, or maintenance of or otherwise relating to the Property on and after the Effective Date shall be the property of Buyer and to the extent received by Seller or its Affiliates, Seller shall promptly and fully disclose, account for and transmit same to Buyer.

    B. The Purchase Price for the Property shall be allocated by the Parties' mutual agreement prior to the Closing Date in substantially the same form attached hereto as Exhibit "G" which will represent a reasonable determination in good faith of the fair market value of the Property. Buyer and Seller agree that they shall use these allocations to prepare, on a consistent basis, and file as required, Form 8594 (Asset Acquisition Statement) under Section 1060 of the Code.

                                   Article 5

            Responsibility For Contractual Payments and Obligations

    A. Seller shall be responsible for all rentals, contractual payments, compensation owed to employees, operating costs, expenses, fees, vendor and contractor invoices, billings, charges, assessments and other indebtedness and obligations arising from the ownership, operation, use or maintenance of the Property prior to the Effective Date. Buyer shall be responsible for all such payments and obligations arising from the ownership, operation, use or maintenance of the Property on and after the Effective Date. Seller shall be responsible for all Taxes arising from the ownership, operation, use or maintenance of the Property on or before the Closing Date, and Buyer shall be responsible for all Taxes arising from the ownership, operation or maintenance of the Property after the Closing Date. As of the Effective Date (or in the case of Taxes, after the Closing Date) Buyer shall assume and perform all obligations and implied covenants of Seller relating to the Property (whether such obligations are to a grantor, a governmental body or any other Person) to the extent the same are attributable to periods of time on and after the Effective Date (or in the case of Taxes, after the Closing Date), including, but not limited to, any obligations arising with respect to the abandonment, or removal (as the case may be) of any existing facilities, Pipeline, appurtenant or associated equipment or other personal property located on or included in the Property; provided, however, such assumed obligations shall exclude, and Seller agrees to retain and perform all obligations relating to the Property to the extent the same arise out of any Contracts which are not described on Exhibits "D-1" through "D-4" hereto, all obligations that relate to the Excluded Assets, and all obligations of Seller under Article 12 hereof. For clarification, the obligations of Seller under this Article 5 shall not be subject to or governed by Article 12 or Article 13.

    B. To the extent utilities have not been placed in Buyer's name as of the Effective Date, charges and credits for water, electricity, sewage, gas, and all other utilities shall be adjusted and apportioned between Seller and Buyer through the Effective Date.

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                                   Article 6

                           Taxes and Related Matters

    A. Cooperation. Buyer and Seller agree to furnish, or cause to be furnished, to each other, upon request, as promptly as practicable, such information and assistance relating to the Property as is reasonably necessary for the filing of all Tax returns, the preparation for any audit by any taxing authority, and the prosecution or defense of any Proceeding relating to any Tax return. Seller and Buyer shall cooperate with each other in the conduct of any audit or other Proceeding related to Taxes involving the Property and each shall execute and deliver such documents as are necessary to carry out the intent of this article. Seller and Buyer agree to file such reports, certificates or returns, and provide such evidence of the applicability of exemptions, as are reasonably requested by the other Party or are required under federal, state, local, foreign or other applicable law in order to reduce or eliminate any Taxes attributable to the transaction contemplated by this Agreement.

    B. Property Taxes. For purposes of this Agreement, general property Taxes in respect to the ownership or use of the Property for the calendar year in which the Closing Date occurs shall be prorated between Buyer and Seller as of the Closing Date regardless of when such general property Taxes are actually billed and payable. At Closing, Seller shall pay to Buyer Seller's share of such general property Taxes attributable to the period on or prior to the Closing Date, using estimates to the extent such general property Taxes have not been billed or are not determinable as of the Closing Date (such estimates are to be based upon (i) such Taxes for the prior year and (ii) to the extent there were no such Taxes for the prior year for any portion of the Property, a fair market valuation of the portion of the Property for which there were no such Taxes for the prior year multiplied by the applicable property Tax rates for the prior year, except in either case that appraised values for the current year, regardless of whether final, and property Tax rates adopted for the current year shall be utilized to the extent available as of the Closing Date). Buyer shall actually pay to the taxing authority all general property Taxes for the year of Closing. Notwithstanding anything in this Agreement to the contrary, no further adjustment shall be made for such general property Taxes, and Buyer hereby agrees to assume the payment of all such general property Taxes effective upon Closing.

    C. Documentary Transfer Taxes. Buyer shall pay and bear all documentary transfer Taxes that may be required in connection with the purchase and sale of the Property. Seller shall pay or indemnify Buyer for any such Taxes incurred in connection with the transfer of any Property by Seller to the Companies (which indemnity shall survive Closing and not be subject to any deductible or cap under this Agreement).

    D. Other Transfer Taxes. Buyer shall pay and be responsible for any other applicable transfer Taxes incurred in connection with the purchase and sale of the Property, including, without limitation, any federal, state or local sales, use, or excise Taxes, whether levied on Seller or Buyer. Buyer shall be responsible for, and will file all necessary Tax returns and other documentation with respect to all such Taxes and remit, upon the request of Seller, copies of the portions of such returns relevant to this Agreement and any necessary documentation to Seller. Seller shall pay or indemnify Buyer for any such Taxes incurred in connection with the transfer of any Property by Seller to the Companies (which indemnity shall survive Closing and not be subject to any deductible or cap under this Agreement).

    E. Confidential Tax Information. After giving full effect to Article 6A, notwithstanding anything to the contrary in this Agreement, neither Party shall be required at any time to disclose to the other Party, or to any other Person, absent legal constraint, any Tax return or other confidential Tax information.

                                      5

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    F.  Deferred Like-Kind Exchange Cooperation.  If so requested by Seller,
Buyer shall, at no cost or obligation to Buyer, reasonably cooperate in structuring and completing all or a portion of this transaction for Seller so as to effect a disposition of "relinquished property" in connection with a multiple party deferred like-kind exchange pursuant to Section 1031 of the Code. In particular, Buyer hereby consents to the assignment of an interest in the Property to a "qualified intermediary" prior to the Closing hereunder and the assignment by Seller to such "qualified intermediary" of Seller's right to receive the Purchase Price hereunder. Buyer, however, shall not be required to act as a "qualified intermediary." The terms "replacement property," "qualified intermediary," and "relinquished property" as used herein shall have the meanings ascribed to them in Treasury Regulations Section 1.1031(k)-1. Seller shall indemnify Buyer against any Claim arising out of any transaction or action incidental or related to the matters contemplated by this Section 6.F., which indemnity shall survive Closing. No transaction or action contemplated by this Section 6.F shall result in delaying the Closing to a date later than the date on which it otherwise would have occurred. Seller's indemnity under this
Section 6.F shall not be subject to any deductible or cap notwithstanding any other provision of this Agreement.

    G.  Allocation of Taxable Income to Periods Before and After Closing
Date. Seller (or if applicable a Person or Persons owning a direct or indirect interest in Seller) shall include in its federal Tax return, and its state Tax returns for those states that follow the federal rules, any item of income, gain, loss, deduction and credit with respect to activities of the Companies or Property on or prior to the Closing Date. Seller (or if applicable a Person or Persons owning a direct or indirect interest in Seller) shall pay or cause to be paid all Taxes shown as due (or required to be shown as due) on such Tax returns. Buyer shall include the income, gain, loss, deduction and credit with respect to activities of the Companies after the Closing Date, in either (i) its own federal income Tax return, and in its own state income Tax returns for those states that follow the federal rules or (ii) in federal and state income Tax returns filed by an affiliate or affiliates of Buyer. Seller shall make no election or otherwise take any action to cause the Companies to be treated as associations under Treasury Regulation sections 7701-2 and 7701-3, and shall pay, and indemnify Buyer for (which indemnity shall survive Closing and not be subject to any deductible or cap under this Agreement), any Taxes required to be paid by the Companies attributable to the treatment of either of the Companies as an association. Both the Buyer and Seller recognize that the Texas franchise privilege period pertaining to the Companies does not end at the Closing Date. Therefore, Seller will provide Buyer with all required Tax attributes pertaining to the period prior on or prior to the Closing Date for inclusion into the Tax return to be filed for the Companies by Buyer that includes such Tax attributes in the calculation of the franchise Tax. Seller will be responsible, and will reimburse Buyer, for all increased Taxes paid by Buyer or the Companies, relating to Tax attributes generated on or prior to the Closing Date in any such Texas franchise Tax return.

    H.  Sale of the Companies Treated as Asset Sale for Income Tax
Purposes. The sale of the partnership interests in the Companies shall be treated for federal income tax purposes, and for state income tax purposes in those states that follow the federal rules, as a sale of the underlying assets of the Companies in exchange for the Purchase Price at the Closing Date.

    I. Occasional Sale. This purchase and sale constitutes an isolated or occasional sale and is not subject to sales or use tax with any of the taxing authorities having jurisdiction over this transaction, and no sales tax need be collected by Seller from Buyer at Closing. Seller agrees to cooperate with Buyer in demonstrating the requirements for an isolated or occasional sale or that other sales tax exemptions have been met.

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    J.  Certification of Non-Foreign Status.  Seller shall provide to Buyer prior to Closing a certification of non-foreign status as described in Treasury Regulation section 1.1445-2(b)(2).

                                   Article 7

                           Seller's Representations

    Seller represents and warrants the following:

    A. EXCEPT AS SET FORTH HEREIN: (1) SELLER IS SELLING THE PROPERTY ON AN "AS IS", "WHERE IS" BASIS AND DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE PROPERTY, (2) SELLER MAKES NO REPRESENTATION OR WARRANTY OF TITLE OR FITNESS WITH REGARD TO THE PROPERTY AND SELLER EXPRESSLY DISCLAIMS ANY WARRANTIES (EXPRESS, IMPLIED OR STATUTORY), WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, COVERING THE PROPERTY, AND (3) SELLER DOES NOT WARRANT TITLE, DESCRIPTION, VALUE, QUALITY, CONDITION, MERCHANTABILITY, OR FITNESS FOR PURPOSE OF ANY OF THE FACILITIES, PIPELINES, APPURTENANT OR ASSOCIATED EQUIPMENT OR OTHER REAL OR PERSONAL PROPERTY LOCATED ON OR INCLUDED IN THE PROPERTY.

    B. Seller makes no representation concerning the present or future value of the possible income, costs or profits, if any, to be derived from the Property.

    C. Seller has not incurred any obligation or liability, contingent or otherwise, nor made any agreement with respect to any broker or finder's fees arising out of or in any way related to the transaction contemplated by this Agreement.

    D. Shell Pipeline is a limited partnership and SOP US is a limited liability company, each duly organized, validly existing and in good standing under the Laws of the State of Delaware and duly qualified to carry on business in the states in which its business requires it to be qualified. The Companies will be limited partnerships duly organized and validly existing under the Laws of the State of Delaware. The Companies have not yet been organized, and will not, prior to the Closing, engage in any business activities or have any liabilities or assets other than the ownership interests in the Basin or Rancho pipeline systems that will be transferred to them in connection with this Agreement.

    E. Seller has the power and authority necessary to enter into and perform this Agreement and the transaction contemplated hereby, and the execution, delivery and performance of this Agreement by Seller, and the transaction contemplated hereby, will not, with the passage of time or the giving of notice or both: (1) violate any provision of the formation documents of Seller, (2) violate any material agreement or instrument to which Seller is a party or by which Seller is bound, (3) violate any judgment, order, ruling or decree applicable to Seller as a party in interest, (4) violate any Law applicable to Seller or to this Agreement or (5) result in the creation or imposition of any Lien on any of the Property.

    F. The execution, delivery, and performance by Seller of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller, and, at the Closing,

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all documents and instruments required hereunder to be executed and delivered by Seller shall have been duly executed and delivered by Seller. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

    G. Seller is not (1) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended or (3) a "foreign person" within the meaning of Section 1445 of the Code.

    H. Except as set forth in the Disclosure Schedule, to Seller's knowledge, Seller is not in violation of or in default under any Law or governmental certification requirement.

    I. Except as set forth in the Disclosure Schedule, to Seller's knowledge, Seller and the Companies have filed in a timely manner all required Tax returns related to the Property and the Companies have paid (except amounts being diligently contested in good faith by appropriate Proceedings and disclosed in
Section 7I of the Disclosure Schedule) all required Tax or similar assessments arising from or related to the Property and the Companies, including any interest, penalties or additions attributable thereto. Except as set forth in the Disclosure Schedule, no Proceeding or other actions which are pending, threatened or open seek the assessment or collection of additional Taxes of any kind from Seller or the Companies specifically relating to any portion of the Property or the Companies, and no other examination by the Internal Revenue Service or any other taxing authority affecting any portion of the Property or the Companies is now pending. Taxes which Seller or the Companies are required by Law to withhold or collect in respect to the Property or the Companies have been withheld or collected and have been paid over to the proper Governmental Authorities or are properly held by Seller or the Companies for such payment when due and payable. The Companies each are and have at all times been treated (or, if not yet formed, will be treated) as disregarded entities under Treasury Regulation sections 7701-2 and 7701-3 and have not elected (or, if not yet formed, will not elect) to be treated as associations taxable as corporations under Treasury Regulation sections 7701-2 and 7701-3. None of the Property (including assets held or to be held by the Companies at Closing) constitutes an interest in a partnership for federal income tax purposes.

    J.  Except as disclosed in the Disclosure Schedule, to Seller's knowledge
(1) Seller has all Permits necessary for the operation of the Property as currently conducted, (2) each such Permit is in full force and effect, (3) Seller is in compliance with all its obligations with respect to those necessary Permits, and (4) no event has occurred which allows, or upon the giving of notice or the passage of time or both would allow, the revocation or termination of any Permit.

    K. Except for the Excluded Assets and any title gaps for which Buyer has assumed the risk under Section 9D, and except as disclosed in the Disclosure Schedule, to Seller's knowledge, the Pipelines, Real Property, Rights of Way, and Equipment constitute all of the properties and assets necessary for the operation of the Pipelines as the Pipelines are currently used and operated. Except for any title gaps for which Buyer has assumed the risk under Section 9D, and except as disclosed in the

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Disclosure Schedule, to Seller's knowledge, the Pipelines, Real Property,
Rights of Way, and Equipment are free and clear of all Liens (except for Permitted Encumbrances) created by, through or under Seller, but not otherwise.

    L. Except as disclosed in the Disclosure Schedule, to Seller's knowledge, Seller has not received (1) any written notice from any Governmental Authority of any actual or potential non-compliance with the terms and conditions of any Permits with respect to any portion of the Property; or (2) any written notice of any civil, criminal or administrative Proceeding involving any portion of the Property relating in any way to applicable Environmental Laws.

    M.  Except as set forth in the Disclosure Schedule, to Seller's knowledge,
(1) there is no pending or threatened Proceeding involving Seller or any of the Property, at law or in equity, by or before any Governmental Authority or any arbitrator or mediator which on the date hereof is still pending or threatened, and which, if adversely determined, would impair or prohibit the consummation of the transaction contemplated hereby and (2) there are no material orders, writs, judgments, stipulations, injunctions, decrees, determinations, awards or other decisions of any Governmental Authority, or any arbitrator or mediator, outstanding against Seller pertaining to any portion of the Property.

    N. To Seller's knowledge, the disclosures by Seller in connection with the environmental insurance provided for under Article 12 are true and complete.

    O. Shell Pipeline owns, or will own at Closing, title to 100% of the partnership interests in each of the Companies and such partnership interests will be assigned and transferred to Buyer at Closing free and clear of any encumbrance, security agreement, voting agreement, restriction, preferential right, lien or charge of any kind or character.

                                   Article 8

                              Covenants of Seller

    Seller covenants with Buyer that in addition to the manner in which Articles 5, 6, 7 and 12 of this Agreement would otherwise apply, the provisions of Articles 5, 6, 7 and 12 shall be applied to the assets and liabilities of the Companies without regard to their separate existence and shall be interpreted and applied as if such separate existence did not exist.

                                   Article 9

                            Buyer's Representations

    Buyer represents the following:

    A. EXCEPT AS SET FORTH HEREIN, BUYER HAS CONDUCTED OR WILL CONDUCT ITS OWN EVALUATION OF THE PHYSICAL CONDITION OF THE PROPERTY AND IS ACQUIRING THE PROPERTY ON AN "AS IS", "WHERE IS" BASIS, PURSUANT TO BUYER'S INDEPENDENT INSPECTIONS, ESTIMATES, COMPUTATIONS, REPORTS, STUDIES, AND EVALUATIONS OF THE PREMISES. FURTHER, BUYER ACKNOWLEDGES THAT THE PROPERTY HAS BEEN USED FOR THE TRANSPORTATION OF CRUDE OIL OR PETROLEUM/REFINED PRODUCTS, OR BOTH AND MAY HAVE BEEN THE SUBJECT OF ONE OR MORE RELEASES OF CRUDE OIL OR PETROLEUM/REFINED PRODUCTS, OR BOTH AS A RESULT OF ITS USE.

    B. Buyer is acquiring the Property for its own benefit and account and not with the intent of distributing fractional undivided interests thereof as would be subject to regulation by federal or state securities Laws.

    C. By reason of Buyer's knowledge and experience in the evaluation, acquisition and operation of similar properties, Buyer has evaluated the merits and risks of purchasing the Property and has formed an opinion based solely upon Buyer's knowledge and experience and not upon any representations or warranties by Seller other than as specifically set forth herein.

    D. Buyer assumes the risk of any transfer restrictions, renegotiation requirements or expiration of any easements, licenses, Rights-of-Way, Permits, franchises or other agreements applicable to the Property. Seller agrees to cooperate, including the execution of customary documents, substantially in the form attached hereto as Exhibit "M", with Buyer's efforts to obtain the necessary consent, renewal or reissuance of same.

    E. Buyer shall comply with all applicable Laws and shall promptly obtain, or have transferred to its name, and maintain all permits or consents required by public or private parties in connection with the Property purchased.

    F. Buyer is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified to carry on business in the states in which the ownership of the Property requires it to be qualified.

    G. Buyer has not incurred any obligation or liability, contingent or otherwise, nor has it made any agreement with respect to any broker or finder's fees arising out of or in any way related to the transaction contemplated by this Agreement for which Seller would have any liability.

    H. Buyer has the power and authority necessary to enter into and perform this Agreement and the transaction contemplated hereby, and the execution, delivery and performance of this Agreement by Buyer, and the transaction contemplated hereby, do not violate (1) any provision of the formation documents of Buyer, (2) any material agreement or instrument to which Buyer is a party or by which Buyer is bound, (3) any judgment, order, ruling or decree applicable to Buyer as a party in interest or (4) any Law applicable to Buyer or to this Agreement.

    I. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer, and, at the Closing, all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered by Buyer. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar Laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

    J. Buyer is not (1) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding

Company Act of 1935, as amended or (3) a "foreign person" within the meaning of
Section 1445 of the Code.

    K. Buyer's management responsible for the consummation of this transaction has no knowledge that there exists any wrong or inaccurate information, omissions, misrepresentations or mistakes on the Disclosure Schedule.

                                  Article 10

                            Pre-Acquisition Review

    A. During the period commencing on the date of this Agreement and ending thirty (30) days prior to Closing (the "Review Period"), Buyer and its Affiliates and the employees, agents and consultants of either shall have the right to do the following, at Buyer's expense and with the cooperation and assistance of Seller, subject to Buyer's executed confidentiality agreement ("Confidentiality Agreement"), and also subject to Buyer supplying to Seller, at least thirty (30) days prior to Closing, copies of any reports and/or assessments prepared by Buyer or its Affiliates or the consultants of either, concerning the condition of the Property:

        1. Enter all or part of the Property with Seller's representative, including all or any easements, to view the Pipelines, facilities, Equipment, and other operations conducted thereon prior to Closing, and to conduct a surface only inspection and assessment, inventory, study and examination of the same, independently of any documents, data or information furnished by Seller hereunder; and

        2. Inspect and review the Books and Records, including all non-privileged files, records, documents and data related to the above matters, including, but not limited to, pipeline maintenance and construction records. Buyer acknowledges that it shall not have access to Seller's Pipeline Manuals used in the operation of the Pipelines, which are considered by Seller to be proprietary property.

    Buyer shall not have the right to perform any phase II environmental assessments.

    B. Except as required by Law, all information acquired by Buyer in any inspection, inventory, study, or examination of the Property, and the results of any analysis thereof, shall be kept confidential by Buyer from anyone other than Seller or Buyer's representatives in accordance with Buyer's executed Confidentiality Agreement.

    C. Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and their respective owners, officers, directors, employees, attorneys, and agents from any and all losses, liabilities, attorneys' fees, court costs, liens, or encumbrances for labor or materials, claims and causes of action arising out of any injury to or death of any Persons or damage to property occurring to or on the Property as a result of the exercise of Buyer's rights under this article, except to the extent the indemnified event or occurrence arises from or is caused by the sole negligence or fault of Seller. Seller shall have the right at all times to participate in the preparation for and conduct of any hearing or trial related to this indemnification provision, as well as the right to appear on its own behalf or to retain separate counsel to represent itself at any such hearing or trial.

    D. Except as hereinafter provided, Buyer shall have the option of terminating this Agreement by providing written notice to Seller on or before the last day of the Review Period, in the event Buyer determines during the Review Period that the Property is subject to any: (1) Material Adverse Environmental Condition, or (2) Material Defect. To be effective, any such notice shall specifically identify and describe the basis for such termination, and shall include substantiating evidence thereof. Minor deviations in the location of a pipeline relative to a defined right-of-way in an easement or encroachments on the right of way shall not be deemed to constitute a Material Defect for purposes of this Agreement.

    E. Notwithstanding the delivery of a notice of termination by Buyer to Seller, this Agreement shall not be terminated if, within fifteen (15) days after Seller's receipt of such notice: (1) Seller remedies or agrees to remedy, to a degree which is mutually agreed during the referenced fifteen (15) day period, such Material Adverse Environmental Condition or Material Defect; or
(2) Seller and Buyer mutually agree on an adjustment to the Purchase Price.

    F. Notwithstanding the above, if Buyer can provide substantiating evidence that the Property is subject to Material Adverse Environmental Conditions or Material Defects that, when totaled together, would expose Buyer to costs to remedy or cure, or the potential for exposure for claims, damages, penalties assessments or costs in excess of ten percent (10%) of the Purchase Price, Buyer, in its sole discretion, may terminate this Agreement.

    G. If Seller agrees to remedy any specific Material Adverse Environmental Condition or Material Defect in the Property, then all negotiations and contacts with state, federal and local agencies for approval and review of such remedial action shall be made by Seller, and Buyer shall make no independent contacts with any of the agencies relative to such remedial action. Buyer shall receive copies of all correspondence between Seller and any agencies regarding such remedial action.

                                  Article 11

                                     Title

    A. At Closing, Seller shall grant, transfer, assign, convey, and deliver to Buyer or the Companies, and Buyer shall accept from Seller, by means of a Special Warranty Deed, and other Conveyance Documents, good and marketable title to the Property, free and clear at Closing of any lawful claims of any third party claiming by, through or under Seller, but not otherwise.

    B. This Agreement is expressly conditioned upon Buyer's approval of Seller's title to, ownership of, interest in, and right to possess the Property. During the period commencing on the date of this Agreement and ending twenty (20) days before Closing ("Title Examination Period"), Buyer and its Affiliates and their employees, agents and contractors shall have full access to and the right (subject to the executed Confidentiality Agreement) to examine all of Seller's records relating to the Property, including but not limited to, those listed on Exhibits "C-1" through "C-4" attached hereto, for all purposes related to this transaction.

    C. On or before the last day of the Title Examination Period, Buyer shall give Seller written notice of the land and property interests included in the Property which have a Significant Title Defect. Minor deviations in the location of a Pipeline, relative to a defined Right-of-Way in an easement, shall not be deemed to constitute a Significant Title Defect for purposes of this Agreement. If any

Significant Title Defect cannot be or is not cured by Seller during the period commencing upon the date of this Agreement and ending on or before the Effective Date, Buyer may, at its election: (1) terminate this Agreement without further obligation or liability by giving written notice to Seller any time prior to Closing; (2) offer to acquire the Property, including the portion affected by the Significant Title Defect, subject to the terms of this Agreement, but at a reduced Purchase Price, which offer Seller may accept or reject in its sole discretion; or (3) acquire the Property, including the portion affected by the Significant Title Defect, without adjustment to the Purchase Price.

                                  Article 12

          Seller's Responsibility for Claims Relating to the Property

    A.  Seller's Environmental Responsibilities shall be as follows:

        (1) (a) Ongoing Remediation Sites. Seller agrees to retain full responsibility for all costs, including capital, operating and maintenance costs, incurred in connection with (i) any investigation or monitoring of Environmental Conditions or (ii) any clean-up, remedial, removal or restoration work of those Environmental Conditions, either of which is ongoing on the Closing Date and that is required by any federal, state or local governmental agency or political subdivision with applicable jurisdiction because of the presence, suspected presence, release or suspected release of a Hazardous Substance in the air, soil, surface water, or groundwater on or emanating from the Property (hereinafter the "Ongoing Remedial Work"). The Ongoing Remedial Work is listed in Section 12A. of the Disclosure Statement. The performance of Ongoing Remedial Work will be by the Seller, in the name of the Seller. The Seller will obtain all necessary licenses, manifests, permits and approvals to perform such work. All Ongoing Remedial Work and the disposal of all waste generated by the Ongoing Remedial Work will be performed in accordance with all applicable Laws. Buyer grants to Seller, at no cost to Seller, ingress, egress, access to and use of lands (including land farming activities) and utilities, including but not limited to, electricity and water, as needed by Seller to complete any of the remedial activities described in Section 12A. (1)(a). Seller's responsibility for sites listed in Section 12A of the Disclosure Schedule shall terminate upon Seller's receipt from the applicable regulatory agency of one of the following: (i) concurrence that remediation efforts are complete and the site may be closed; (ii) No Further Action Required letter; or (iii) concurrence with the results of Seller's Risk Based Corrective Action Plan. For releases that were less than the regulatory reporting threshold at the time of the release, Seller's responsibility for these sites would terminate when laboratory results indicate contamination concentrations are below agency clean up requirements. Seller will conduct all communications concerning Seller's remediation activities with all regulatory agencies having jurisdiction. Seller will provide Buyer copies of all correspondence with the applicable regulatory agency concerning Seller's active remediation sites, but Buyer is prohibited from communicating with the regulatory agency concerning Seller's remediation activities.

        (b) Subsequent Spill on Ongoing Remediation Site. Should Buyer have a reportable release that adversely impacts or affects Seller's Ongoing Remedial Work, then Seller will transfer to Buyer the net present value of the unexpended dollars remaining in the budgeted amount as listed in
    Section 12A of the Disclosure Schedule for the specific Ongoing Remedial Work at the site where Buyer's release occurred. Buyer shall thereafter assume full responsibility for the Ongoing Remedial Work at the specific site along with the remediation of Buyer's own release. Buyer shall immediately indemnify Seller for anything relating to the particular Ongoing Remedial Work under Sections 13A.(2) or 13C.

        (2) Environmental Insurance. Seller will provide Buyer (at Seller's expense) with an environmental insurance policy which will provide the following coverages: (i) On-Site Clean Up of Unknown Pre-Existing Conditions (Coverage A), (ii) Third Party claims for On-Site Bodily Injury and Property Damage arising from Unknown Pre-Existing Conditions (Coverage
    C), (iii) Off-Site Clean Up of Unknown Pre- Existing Conditions (Coverage
    D) and (iv) Third Party claims for Off-Site Bodily Injury and Property Damage arising from Unknown Pre-Existing Conditions (Coverage F). The Buyer (and its general partner and Affiliates) as well as the Seller will be named as named insureds under such policy. The limit of liability will be $70,000,000 each incident/coverage section aggregate, with a deductible of $100,000 each incident aggregated at $1,000,000 and having a $10,000 maintenance deductible each incident thereafter. In addition, the policy will include environmental cost cap insurance to include coverage for Clean-Up costs from identified pollutants within the Remediation Plan and pollutants different than those in the Remediation Plan with a limit of $5,000,000 each incident and in the aggregate applying to the Ongoing Remedial Work for the benefit of Seller. The policies will have a ten (10) year coverage term, with policy inception being the transaction closure date. Specific coverage details may be reviewed within the insurance policy provided at or within a reasonable period prior to Closing. A specimen of such policy is attached hereto as Exhibit L.

        (3) Post Closing Assessment. Buyer is prohibited (for purposes of this Agreement) from conducting post closing environmental assessments, except in those cases where a reasonably prudent pipeline operator, not afforded the indemnities and insurance provided in this Agreement, would conduct such assessments in the ordinary course of business or where required by a regulatory agency having jurisdiction as a result of a post Closing release on the Property. Should Buyer conduct a post Closing environmental assessment (i) which is not in accordance with the provisions of the environmental insurance policy referred to in Section 12A(2) of this Agreement, (ii) in a case where a reasonably prudent pipeline operator, not afforded the indemnities and insurance provided in this Agreement, would not conduct such an assessment in the ordinary course of business or (iii) where not required by a regulatory agency having jurisdiction as a result of a post Closing release on the Property, the Buyer shall indemnify, defend, and hold harmless the Buyer Indemnitees from any and all Claims arising out of such post Closing environmental assessment.

    B. SELLER'S GENERAL INDEMNITY OF BUYER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, SELLER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER AND ITS AFFILIATES, AND THE DIRECTORS, OFFICERS, SHAREHOLDERS, OWNERS, EMPLOYEES, TENANTS, CONTRACTORS, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF ANY OF THEM ("SELLER INDEMNITEES"), FROM ANY AND ALL LOSSES, LIABILITIES, LIENS, ENCUMBRANCES, DAMAGES, JUDGMENTS, DEMANDS, SUITS, CLAIMS, ASSESSMENTS, CHARGES, FINES, PENALTIES, OR EXPENSES, INCLUDING ATTORNEYS' FEES AND OTHER COSTS OF LITIGATION WHICH RESULT FROM INJURIES TO OR DEATH OF ANY PERSONS, OR DAMAGES TO PROPERTY OF ANY KIND OR CHARACTER WHICH OCCUR PRIOR TO THE EFFECTIVE DATE AND WHICH ARISE OUT OF, IN CONNECTION WITH, OR RESULT FROM: (1) THE OWNERSHIP, POSSESSION, OPERATION, USE OR MAINTENANCE OF THE PROPERTY BY SELLER BEFORE THE EFFECTIVE DATE; OR (2) THE MATERIAL BREACH BY SELLER OF ANY OF ITS OBLIGATIONS OR REPRESENTATIONS HEREUNDER. SUCH

INDEMNIFICATION SHALL APPLY EVEN THOUGH THE INDEMNIFIED EVENT OR OCCURRENCE ARISES FROM OR IS CAUSED BY THE CONCURRENT OR CONTRIBUTORY NEGLIGENCE, OR BOTH (WHETHER ACTIVE OR PASSIVE OR OF ANY KIND OR NATURE) OR FAULT OF BUYER, BUT SUCH INDEMNIFICATION SHALL NOT APPLY IF CAUSED BY THE GROSS NEGLIGENCE OF BUYER. THIS PARAGRAPH SHALL NOT APPLY TO ANY ENVIRONMENTAL LIABILITIES.

    C. LIMITATION ON INDEMNITIES. (1) EXCLUDING THE INDEMNITIES REFERENCED IN CLAUSE (2) BELOW, THE INDEMNITIES CONTAINED IN SECTION 12B. SHALL APPLY TO MATTERS ACCRUING OR ARISING PRIOR TO THE EFFECTIVE DATE FOR WHICH SELLER HAS RECEIVED NOTICE FROM BUYER WITHIN THREE (3) YEARS AFTER THE EFFECTIVE DATE AND ARE SUBJECT TO A FIVE HUNDRED THOUSAND DOLLAR ($500,000.00) DEDUCTIBLE PER CLAIM TO BE PAID BY BUYER AND A TOTAL AGGREGATE CAP OF ALL AMOUNTS TO BE PAID BY SELLER OF TWENTY-FIVE MILLION DOLLARS ($25,000.000.00). EXCEPT WITH REGARD TO THE INDEMNITIES REFERENCED IN CLAUSE (2) BELOW AND MATTERS COVERED BY
ARTICLE 6, SELLER SHALL NOT BE LIABLE TO ANY PERSON OR COMBINATION OF PERSONS UNDER SECTION 12B. FOR MORE THAN TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) NOR SHALL SELLER HAVE ANY LIABILITY UNDER SECTION 12B. FOR ANY CLAIM FOR WHICH SELLER HAS NOT RECEIVED NOTICE FROM BUYER WITHIN THE THREE (3) YEAR PERIOD FOLLOWING THE EFFECTIVE DATE.

    (2) THE INDEMNITIES CONTAINED IN SECTION 12B. FOR LOSSES, LIABILITIES, LIENS, ENCUMBRANCES, DAMAGES, JUDGMENTS, DEMANDS, SUITS, CLAIMS, ASSESSMENTS, CHARGES, FINES, PENALTIES OR EXPENSES WHICH RESULT FROM INJURIES TO OR DEATH OF ANY PERSONS SHALL APPLY TO MATTERS ACCRUING OR ARISING PRIOR TO THE EFFECTIVE DATE FOR WHICH SELLER HAS RECEIVED NOTICE FROM BUYER AT ANY TIME FOLLOWING THE EFFECTIVE DATE AND ARE SUBJECT TO A CUMULATIVE DEDUCTIBLE OF FIVE MILLION DOLLARS ($5,000,000) TO BE PAID BY BUYER.

    (3) FOR PURPOSES OF THIS AGREEMENT, SECTIONS 12B. AND 12C. SHALL NOT APPLY TO ANY CLAIM FOR PERSONAL INJURY OR DEATH THAT IS COVERED BY THE INSURANCE PROVIDED PURSUANT TO SECTION 12A.(2).

    D. Buyer's Participation in Legal Process. Buyer shall have the right at all times to participate in the preparation for and conducting of any hearing or trial related to the provisions of this Article 12B for which it would receive indemnification, as well as the right to appear on its own behalf at any such hearing or trial. Any such participation or appearance by Buyer shall be at its sole cost and expense.

                                  Article 13

          Buyer's Responsibility for Claims Relating to the Property

    A.  Buyer's Environmental Responsibility shall be as follows:

        (1) Future Remediation Sites. Regardless of when the release causing the Environmental Condition occurred, Buyer agrees to accept full responsibility for (i) any investigation or monitoring of Environmental Conditions or (ii) any clean-up, remedial, removal or restoration work of those Environmental Conditions, if any, either of which may be necessary on or after the Effective Date and required by any federal, state or local governmental agency or political subdivision with applicable jurisdiction because of the presence, suspected presence, release or suspected release of Hazardous Substances in the air, soil, surface water, or groundwater on or emanating from the Property (hereinafter the "Future Remedial Work"). With regard to any Environmental Condition attributable to a post-closing release, Buyer shall pay all costs, including capital, operating and maintenance costs. With regard to any Environmental Condition attributable to a pre-closing release, the environmental insurance described in 12A.(2) shall apply. The performance of any Future Remedial Work will be by the Buyer, in the name of Buyer. The Buyer will obtain all necessary licenses, manifests, permits and approvals to perform such work. All Future Remedial Work and the disposal of all waste generated by the Future Remedial Work will be in accordance with all applicable Laws. Except as otherwise provided in this Agreement, Buyer does not assume any responsibility for Ongoing Remedial Work as that work is set out in Section 12 A(1) above.

        (2) ENVIRONMENTAL INDEMNITY. BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD SELLER AND ITS AFFILIATES AND THE DIRECTORS, OFFICERS, SHAREHOLDERS, OWNERS, EMPLOYEES, TENANTS, CONTRACTORS, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF ANY OF THEM ("BUYER INDEMNITEES") HARMLESS FROM ANY CLAIMS (INCLUDING WITHOUT LIMITATION THIRD PARTY CLAIMS FOR PERSONAL INJURY, INCLUDING EXPOSURE, OR REAL OR PERSONAL PROPERTY DAMAGE), ACTIONS, ADMINISTRATIVE PROCEEDINGS (INCLUDING INFORMAL PROCEEDINGS), JUDGMENTS, DAMAGES, PUNITIVE DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENT OF CLAIMS), INTEREST OR LOSSES, CONSULTANT FEES, ATTORNEYS' FEES AND EXPERT FEES THAT ARISE DIRECTLY OR INDIRECTLY FROM OR AS A RESULT OF THE EXISTENCE OF ENVIRONMENTAL CONDITIONS ACCRUING OR ARISING ON OR AFTER THE EFFECTIVE DATE OR A VIOLATION OF APPLICABLE ENVIRONMENTAL LAW IN CONNECTION WITH THE OPERATION OF THE PIPELINES BY BUYER ON OR AFTER THE EFFECTIVE DATE. THIS SECTION 13A.(2) SHALL SURVIVE IN PERPETUITY FROM AND AFTER THE EFFECTIVE DATE.

    B. BUYER'S GENERAL INDEMNITY OF SELLER. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT NO FURTHER, BUYER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER AND ITS AFFILIATES AND THE DIRECTORS, OFFICERS, SHAREHOLDERS, OWNERS, EMPLOYEES, TENANTS, CONTRACTORS, ATTORNEYS, AGENTS, SUCCESSORS AND ASSIGNS OF ANY OF THEM ("BUYER INDEMNITEES") FROM ANY AND ALL LOSSES, LIABILITIES, LIENS, ENCUMBRANCES, DAMAGES, JUDGMENTS, DEMANDS, SUITS, CLAIMS, ASSESSMENTS, CHARGES, FINES, PENALTIES, OR EXPENSES (INCLUDING ATTORNEYS' FEES AND OTHER COSTS OF LITIGATION), WHICH RESULT FROM INJURIES TO OR DEATH OF ANY PERSONS, OR DAMAGES TO PROPERTY OF ANY KIND OR CHARACTER WHICH OCCUR ON OR AFTER THE EFFECTIVE DATE AND WHICH ARISE OUT OF, IN CONNECTION WITH, OR RESULT FROM: (1) THE OWNERSHIP, POSSESSION, OPERATION, USE OR MAINTENANCE OF THE PROPERTY BY BUYER ON AND AFTER THE EFFECTIVE DATE; OR (2) THE MATERIAL BREACH BY BUYER OF ANY OF ITS OBLIGATIONS OR REPRESENTATIONS HEREUNDER. SUCH INDEMNIFICATION SHALL APPLY EVEN THOUGH THE INDEMNIFIED EVENT OR OCCURRENCE ARISES FROM OR IS CAUSED BY THE CONCURRENT OR CONTRIBUTORY NEGLIGENCE, OR

BOTH (WHETHER ACTIVE OR PASSIVE OR OF ANY KIND OR NATURE) OR FAULT OF SELLER, BUT SUCH INDEMNIFICATION SHALL NOT APPLY IF CAUSED BY THE GROSS NEGLIGENCE OF SELLER. THIS PARAGRAPH SHALL NOT APPLY TO ENVIRONMENTAL LIABILITIES AS SET OUT IN SECTION 13A.(2). THIS SECTION 13B. SHALL SURVIVE IN PERPETUITY FROM AND AFTER THE EFFECTIVE DATE.

    C. BUYER'S FURTHER INDEMNITY. EXCEPT AS OTHERWISE PROVIDED HEREIN, BUYER FURTHER AGREES TO INDEMNIFY, DEFEND AND HOLD BUYER INDEMNITEES HARMLESS FROM ANY CLAIMS (INCLUDING WITHOUT LIMITATION THIRD PARTY CLAIMS FOR PERSONAL INJURY, INCLUDING EXPOSURE, DEATH OR REAL OR PERSONAL PROPERTY DAMAGE) ACTIONS, ADMINISTRATIVE PROCEEDINGS, [INCLUDING INFORMAL PROCEEDINGS] JUDGMENTS, DAMAGES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENT OF CLAIMS) INTEREST OR LOSSES, CONSULTANT FEES, ATTORNEYS' FEES AND EXPERT FEES (1) FOR WHICH SELLER DID NOT RECEIVE NOTIFICATION AS REQUIRED BY SECTION 12C(1) WITHIN THREE (3) YEARS AFTER THE EFFECTIVE DATE, OR (2) WHICH ARE WITHIN BUYER'S PER CLAIM DEDUCTIBLE SET FORTH IN SECTION 12C(1), OR (3) WHICH ARE WITHIN BUYER'S CUMULATIVE DEDUCTIBLE SET FORTH IN SECTION 12C(2), OR (4) WHICH ARE COVERED BY
SECTION 12C(1) AND ARE IN EXCESS OF SELLER'S AGGREGATE CAP SET OUT IN SECTION 12.C(1). THIS SECTION 13C. SHALL SURVIVE IN PERPETUITY FROM AND AFTER THE EFFECTIVE DATE.

    D.  NO PUNITIVE DAMAGES.  THE FOREGOING INDEMNITIES BY BUYER UNDER THIS
ARTICLE 13 SHALL NOT COVER OR INCLUDE ANY PUNITIVE DAMAGES, PENALTIES OR FINES.

    E. Seller's Participation in Legal Process. Seller shall have the right at all times to participate in the preparation for and conduction of any hearing or trial related to the provisions of this Article 13 for which it would receive indemnification, as well as the right to appear on its own behalf at any such hearing or trial. Any such participation or appearance by Seller shall be at its sole cost and expense.

                                  Article 14

                               Claims Procedure

    All claims for indemnification by a Party under Articles 12 or 13 (the Party claiming indemnification and the Party against whom such claims are asserted being herein called the "Indemnified Party" and the "Indemnifying Party", respectively) shall be asserted and resolved as follows.

    A. In the event that any Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a Third Person, such Indemnified Party shall, within forty-five (45) calendar days of the receipt thereof, give notice (the "Claim Notice") to the Indemnifying Party of such Claim specifying the nature of and specific basis for such Claim and the estimated amount thereof, to the extent then feasible, which estimate shall not be binding upon the Indemnified Party in its effort to collect the final amount of such Claim. The failure to give any such notice shall not affect the rights of the Indemnified Party to indemnification hereunder unless the Indemnified Party has proceeded to contest, defend or settle the

Claim with respect to which it has failed to give prior notice to the Indemnifying Party. Additionally, to the extent the Indemnifying Party is prejudiced thereby, the failure to so notify the Indemnifying Party of any such Claim shall relieve the Indemnifying Party from liability that it may have to the Indemnified Party under the indemnification provisions contained in Article 12 or Article 13, as applicable, but only to the extent of the loss directly attributable to such failure to notify and shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party otherwise.

    B. The Indemnifying Party shall be given the opportunity, at its cost and expense, to contest and defend, by all appropriate legal Proceedings, any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention to so contest and defend shall be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) calendar days following receipt of the Claim Notice. If the Indemnifying Party does not give notice to the Indemnified Party of its election to contest and defend any such Claim within such period then the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party and shall be responsible for all costs incurred in connection therewith. The Claim which the Indemnifying Party elects to contest and defend may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such Claim shall be conducted by counsel employed by the Indemnifying Party who shall be reasonably satisfactory to the Indemnified Party and the Indemnified Party shall have the right to participate in such Claim and to be represented by counsel of its own choosing at its own cost and expense. If the Indemnified Party joins in any such Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided that if the Indemnifying Party reserves its rights with respect to its indemnification obligations under this Agreement as to such Claim, then the Indemnified Party shall have full authority to determine all action to be taken with respect thereto. At any time after the commencement of defense of any Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of the asserted Claim provided the Indemnifying Party agrees in writing to be solely liable for all Losses relating to such Claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and notifies the Indemnifying Party in writing within fifteen (15) calendar days of such request from the Indemnifying Party. In the event that the Indemnified Party determines that the contest should be continued, the amount for which the Indemnifying Party would otherwise be liable hereunder shall not exceed the amount which the Indemnifying Party had agreed to pay in payment or consideration of such Claim, provided the other Party to the contested Claim had agreed in writing to accept such amount in payment or compromise of the Claim as of the time the Indemnifying Party made request therefor to the Indemnified Party, and further provided that under such proposed compromise, the Indemnified Party would be fully and completely released from any further liability or obligation with respect to the matters which are the subject of such contested Claim.

    C. If requested by the Indemnifying Party, the Indemnified Party agrees, at the Indemnifying Party's expense, to cooperate with the Indemnifying Party and its counsel in contesting any Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Claim in question, in making any counterclaim against the Person asserting the Third Person Claim, or any cross-complaint against any Person other than an Affiliate of the Indemnified Party.

    D. If any Indemnified Party should have a Claim against the Indemnifying Party hereunder that does not involve a Claim being asserted against or sought to be collected from it by a Third Person, the Indemnified Party shall send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes such Claim, such dispute shall be resolved in the manner set forth in Article 35 hereof.

    E. The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity, at the Indemnifying Party's expense, to be present at, and to participate in, conferences with all Persons asserting any Claim against the Indemnified Party and conferences with representatives of, or counsel for, such Persons.

    F. Upon payment of the amount of any loss, liability, lien, encumbrance, damage, judgment, demand, suit, claim, assessment, charge, fine, penalty or expense (including attorneys' fees and other costs of litigation) by the Buyer pursuant to this Agreement, the Seller shall assign to the Buyer and subrogate the Buyer to, without payment of any further consideration, all rights and remedies of the Seller in respect of the payment and shall provide all reasonable cooperation and assistance required by the Buyer in making and prosecuting a claim for recovery against any Person to the extent that payment is made by Buyer. Seller may not take any action to impair any such right or remedy of Buyer to recover any such payment made by Buyer. By way of clarification, the provisions of this Section 14F shall apply (without limitation) to amounts paid by Buyer pursuant to Articles 5, 13, 14 and 15.

                                  Article 15

                       Incidental Contamination and NORM

    Buyer acknowledges that the Property may contain inter alia asbestos in pipe coating, undisplaced petroleum hydrocarbon products in pipelines, coats of lead-based paints, PCB's in transformers, mercury in electrical switches, and Naturally Occurring Radioactive Material ("NORM"). Buyer also expressly understands that special procedures may be required for the remediation, removal, transportation and disposal of these affixed or attached substances from the inside or outside of the piping, Equipment or the Property. Notwithstanding any contrary provision or definition contained herein, in connection with these substances affixed to the inside or outside of the piping, Equipment or the Property, Buyer expressly assumes all liability for or in connection with the future abandonment and removal of the Pipelines and other personal property included in the Property and the assessment, remediation, removal, transportation and disposal of any such Pipelines and personal property and associated activities in accordance with all relevant rules, regulations and requirements of governmental agencies.

                                  Article 16

          Tariffs and Allocation of Carrier Obligations and Proceeds

    A. Buyer agrees that, for a Pipeline which has tariffs on file with a regulatory agency, it will either adopt the Seller's tariff or file its own to be effective as of the Effective Date, if required by law to do so. If there is a protest regarding Seller's cancellation of its tariff, as between Seller and Buyer, Buyer will manage and direct the response to the protest with Seller's cooperation. Seller will be responsible for all regulatory agency and Third Person contacts.

    B. The Pipelines contain crude oil which is held for the account of shipper(s). It is understood that title to the contents of the Pipelines will remain with the shipper(s) and that Buyer assumes the obligation to handle such contents in accordance with applicable published tariff provisions. Further, to the extent that such crude oil has been tendered for shipment in the Pipelines under an applicable published tariff, but not yet delivered, Buyer shall receive that crude oil for transportation in accordance with applicable published tariffs.

                                  Article 17

                                 Segregations

    Buyer will continue the following segregation activities at Wasson and Hendrick stations for a period of ten (10) years after the Closing at no cost to Seller or any of its Affiliates.

    A. Wasson Segregation: Tanks No. 340 and 818 at Wasson Station shall be segregated and shall only receive crude commonly known as high gravity sour crude from the Wasson Gathering System and the Northwest Seminole System. The gravity of this crude is currently 34 deg API or greater. If nominated in a sufficient quantity by a shipper, the crude shall be batched to Basin via the Wasson to Jal line and batched on the Basin pipeline for delivery at Cushing.

    B. Hendrick Segregation: Tank No. 256 shall be segregated to receive crude from the TXL gathering system via Wheeler to the Hendrick pipeline system. The crude which shall continue to be segregated at Hendrick is commonly referred to as low sulfur sour crude. If nominated by a shipper, the crude shall be delivered to Plains All American's Wink Station via the Shell Pipeline 6/8" pipeline which is one of the Pipelines being sold in this transaction.

    C. If neither Seller nor any Affiliate of Seller utilizes the segregated tank capacity under clause A or B above for a period of 12 consecutive months, then the rights granted to Seller under such clause A or B (as applicable) shall terminate.

                                  Article 18

                                  Cooperation

    From the date of this Agreement, the Parties shall execute and deliver such additional documents and shall use all Reasonable Efforts: (1) to take or cause to be taken all such actions as may be necessary or advisable to close and make effective this transaction, (2) upon the request of Buyer, after Closing, Seller shall assist in obtaining consents from Third Persons which are necessary or appropriate to transfer any portion of the Property, (3) upon the request of Buyer, assist Buyer in arranging meetings with managerial and supervisory personnel and employees of Seller engaged in the business conducted in connection with the Property for the purposes of Buyer describing employment opportunities with Buyer and Buyer determining to whom it may elect to submit employment offers, such assistance to include the distribution of notices prepared by Buyer notifying the employees and/or the collective bargaining representatives of the time, date and location of such meetings, (4) upon request by Buyer, to assist Buyer in making presentations to the Texas Railroad Commission regarding the extension of the time periods for any required testing of the pipelines included in the Property by making available for attendance at such meetings the appropriate personnel with the requisite level of knowledge about such pipelines, (5) upon request by Buyer, to assist Buyer in contacting, following the expiration of the Review Period, the other owners of the Basin and Rancho pipeline systems for the purposes of facilitating Buyer succeeding to Seller's status as operator, and (6) upon or after the Closing, upon request of Buyer to resign as operator of the Basin and Rancho pipeline systems. It shall be Buyer's responsibility to obtain all governmental and Third Person consents and approvals necessary for the issuance, reissuance or transfer of environmental and land use permits, applications, Rights -of-Way, authorities to construct, Permits to operate, authorizations and licenses used or held by Seller or otherwise required in connection with the ownership, operation, use and maintenance of the Property. After Closing, each Party, at the request of the other Party, and without additional consideration, shall execute and deliver, from time to time, such additional documents of conveyance and transfer as may be necessary to accomplish the orderly transfer of the Property to Buyer in the manner contemplated in this Agreement.

                                  Article 19

                            Survival of Provisions

    All representations and warranties, covenants of the Parties and the indemnification obligations of the Parties set forth in this Agreement shall survive the Closing.

                                  Article 20

                              Costs and Expenses

    Except as otherwise expressly provided herein, each Party shall bear and pay its own costs and expenses, including but not limited to attorneys' fees, incurred in connection with this transaction.

                                  Article 21

                                 Risk of Loss

    The risk of damage, destruction, or other Casualty Loss to or of the Property shall remain with Seller from and after the execution of this Agreement until the Effective Date, at which time Seller shall place Buyer in possession of the Property; and from and after the Effective Date, all risks of damage, destruction, or other Casualty Loss to or of the Property shall be borne solely by Buyer.

                                  Article 22

                     Joint Venture, Partnership and Agency

    Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the Parties.

                                  Article 23

                               Files and Records

    Not later than sixty (60) calendar days after Closing, Seller shall deliver to Buyer originals of the files, records, documents and data referred to in
Section 1.A.7. If this transaction is not closed as to any portion of the Property, all originals or copies of files, records and documents referred to in Section 1.A.7, obtained from Seller in connection with the exercise of Buyer's Pre-Acquisition Review, and related solely to that portion of the Property not transferred as contemplated herein, shall be returned to Seller within five (5) calendar days after Closing.

                                  Article 24

                                   Publicity

    Seller and Buyer shall, and each shall use its reasonable efforts to cause its Affiliates to, cooperate in the development and distribution of all news releases and other public disclosures, irrespective of the form of communication, relating to the proposed transaction described in this Agreement, and to ensure that no such releases or disclosures are made without prior notice to, and the prior written consent of, the other Party; provided, however, no news release or other disclosure whatsoever may disclose the terms of this Agreement unless both Parties agree to the form and content of such disclosure, including electronic communications, each being under no obligation to agree and having the right to withhold agreement for any reason; provided, however, that either Party may make all disclosures which, in the written opinion of counsel, are required under applicable Law, including, but not limited to, regulations of the Securities and Exchange Commission, with the Party making the disclosure giving the other Party as much advance notice thereof as is feasible.

                                  Article 25

                             Recording and Filing

    Except as may be required by Law, this Agreement shall not be recorded or filed by either Party, or their successors or assigns, in or with any public or government office, officer, agency or records repository without the prior written consent of the other Party.

                                  Article 26

                                Confidentiality

    Seller and Buyer (and their respective Affiliates) each acknowledge that the information and material, in whatever form, including, but not limited to, this Agreement and the Exhibits, Annex and Disclosure Schedule (collectively, the "Confidential Information") disclosed or made available to it by, and relating to the other (and its Affiliates) prior to the Effective Date is confidential. Seller and Buyer (and their respective Affiliates) each further agree that it shall use reasonable efforts not to make disclosure of the Confidential Information to any Person, irrespective of the form of communication, other than its members or owners, officers, employees, advisers and representatives to whom such disclosure is necessary or convenient for (i) the completion of the transaction contemplated by this Agreement, (ii) as required to convey title, (iii) as required by Law, including regulations of the Securities and Exchange Commission (iv) in an arbitration proceeding as described in Article 35 or (v) as may be required by a court of competent jurisdiction. Seller and Buyer (and their respective Affiliates) shall each appropriately notify each officer, employee, adviser and representative to whom any such disclosure is made, that such disclosure is made in confidence and shall be kept in confidence.

                                  Article 27

                                    Notices

    All notices and consents required or authorized hereunder shall be in writing and shall be deemed to have been duly given by one Party if delivered personally, faxed with receipt acknowledged, mailed by registered or certified mail, delivered by a recognized commercial courier or otherwise actually received by the other Party at the address set forth below, or such other address as one Party shall have designated by ten (10) calendar days prior written notice to the other Party:

          Buyer's Address:                   Seller's Address:
          ----------------                   -----------------
          Plains All American Pipeline, L.P. Shell Pipeline Company LP
          333 Clay Street, Suite 1600        777 Walker Street
          Houston, Texas 77002               Houston, Texas 77002
          Attn: Harry N. Pefanis             Attn: Arlene Warden
          Telephone: (713) 646-4242          Telephone: (713) 241-4492
          Fax: (713) 646-4378                Fax: (713) 241-7643

          With a copy to:
          Plains All American Pipeline, L.P.
          333 Clay Street, Suite 1600
          Houston, Texas 77002
          Attn: Lawrence J. Dreyfuss
          Telephone: (713) 646-4143
          Fax: (713) 646-4216

                                  Article 28

                              Time of Performance

    Time is of the essence in the performance of all covenants and obligations under this Agreement.

                                  Article 29

                               Entire Agreement

    This Agreement constitutes the entire agreement between the Parties with respect to this transaction and supersedes all prior negotiations, statements, representations, discussions, correspondence, offers, agreements, and understandings relating to this transaction. This Agreement may be modified, amended or supplemented only upon the prior written agreement of the Parties.

                                  Article 30

                                  Assignment

    Buyer may not sell, assign, transfer, or convey, option, mortgage, pledge or hypothecate its rights and obligations hereunder to any Third Person without the prior written consent of Seller, which consent shall not be unreasonably withheld, other than the pre-existing security agreements in favor of the lenders under Buyer's senior secured credit facility which do not have a detrimental effect on

Seller. Upon any authorized sale, assignment, transfer, conveyance, option, mortgage, pledge or hypothecation hereunder, all of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Buyer, but Buyer shall remain liable for the performance of its obligations hereunder. In connection with Closing, Buyer shall have the right to designate one or more of its Affiliates to be the transferee under the Conveyance Documents.

                                  Article 31

                              Crude Oil Inventory

    The Pipelines will be gauged at 7:00 a.m. local time on the Effective Date, at which time the custody of all shippers' oil will be transferred to Buyer, and Buyer shall become responsible to each shipper for oil in Buyer's custody. The inventory will be determined by the inventory determination procedure contained in Exhibit "K" attached hereto and the quantity and quality of the crude oil in Seller's possession shall be accurately set forth on the final shipper's statements. At the time of the transfer of custody of the shippers' oil, Seller shall become a shipper of any allowance oil or other oil held in inventory for Seller which remains in the Pipelines on the Effective Date.

                                  Article 32

                                Applicable Law

    THIS AGREEMENT, OTHER DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS. THIS AGREEMENT SHALL BE PERFORMED IN HARRIS COUNTY, TEXAS.

                                  Article 33

                                   Headings

    The headings used in this Agreement are inserted for convenience only and shall be disregarded in construing it.

                                  Article 34

                                   Exhibits

    The Exhibits, Annex, and Schedule listed below are attached to this Agreement and by this reference are fully incorporated herein:

           Annex A                  Definitions
           Exhibits "A" & "A-1-A-4" Pipelines
           Exhibits "B-1-B-4"       Real Property
           Exhibits "C-1-C-4"       Rights-of Way and Permits
           Exhibits "D-1-D-4"       Assigned Contracts
           Exhibits "E-1-E-4"       Equipment
           Exhibits "F-1-F-4"       Excluded Assets
           Exhibit "G"              Purchase Price Allocation
           Exhibit "H"              Assignment [Partial Assignment]
           Exhibit "I"              Special Warranty Deed
           Exhibit "J"              Bill of Sale
           Exhibit "K"              Inventory Determination Procedure
           Exhibit "L"              Specimen Insurance Policy
           Exhibit "M"              Form of Consent to Assignment

           Disclosure Schedule

                                  Article 35

                              Dispute Resolution

    Any dispute, controversy or claim ("Dispute"), whether based on contract, tort, statute or other legal or equitable theory (including, but not limited to, any Dispute concerning fraud, misrepresentation, or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including any amendments or extensions) the breach or termination hereof or thereof, shall be settled by arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes and this provision The arbitration shall be governed by the United States Arbitration Act 9 U.S.C.(S)(S)1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

                                  Article 36

                               Other Provisions

    A. Transition Services. Seller will assist and cooperate with Buyer in order to effectuate an orderly transition. Upon Buyer's request, and at Buyer's expense, Seller will provide transition services, to the extent it can perform these services requested by Buyer, including services relating to the operatorship of the Basin or Rancho pipeline systems if Buyer encounters problems in succeeding to Seller's position as operator of those systems for a period not to exceed six (6) months. The transition services shall include monitoring and control services, joint interest accounting services, field operations as needed, and such other services as may be reasonably requested by Buyer which can be performed by Seller. At the Closing Seller and Buyer shall execute an agreement covering such transition services, which agreement shall be in form and content reasonably satisfactory to Seller and Buyer.

    B. Records. Notwithstanding the inclusion of certain records, files and other data in the Property under Article 1, Seller shall have the right to copy and retain any copies of records, files and other data relating to the Property for which it has, or may have, any business, technical or legal need. To the extent that those records, files and other data or any other information made available to Buyer before or after the Closing contain proprietary business or technical information of Seller or its Affiliates, Buyer agrees to hold such records, files and other data in confidence and limit their use to the Property.

    Buyer shall not destroy or otherwise dispose of any records, files and other data acquired hereunder for a period of three (3) years following the Closing (except as to Tax records for which the period shall be the applicable statute of limitations) except upon thirty (30) days prior written notice to Seller. During such periods, Buyer shall make such records, files and other data available to Seller or its authorized representatives for any business, legal or technical need in a manner which does not unreasonably interfere with Buyer's business operations.

    C. No Third Person Beneficiaries. Except to the extent a Third Person is expressly given rights herein, any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of either Party hereto, it being the intention of the Parties hereto that no Person shall be deemed a Third Person beneficiary of this Agreement, except to the extent a Third Person is expressly given rights herein. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to create any rights with respect to any employee of either Party or any employee of any Affiliate of a Party, except as expressly provided herein with respect to an Indemnified Party under Article 12 or Article 13.

    D. Counterparts and Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile transmission of a signed copy of this Agreement shall be deemed an original and shall have the same valid and binding effect thereof.

    E. Governing Agreement. In the event of a conflict between the terms of this Agreement and the terms of any other documents (including the Conveyance Documents) delivered pursuant to the terms hereto, this Agreement shall prevail and the terms of this Agreement shall not be merged into or superseded by any Conveyance Documents.

             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          SHELL PIPELINE COMPANY LP

                                                    /s/ Stacy Methvin
                                          By:________________________________
                                             Title: President

                                          EQUILON ENTERPRISES LLC DBA
                                          SHELL OIL PRODUCTS US

                                                    /s/ Rob J. Routs
                                          By:________________________________
                                             Title: President

                                          PLAINS ALL AMERICAN PIPELINE, L. P.
                                          By Plains AAP, L. P.
                                          Its General Partner
                                          By Plains All American GP LLC
                                          Its General Partner

                                                    /s/ Harry N. Pefanis
                                          By:________________________________
                                             Title: President